Exhibit 10.1



                               AMENDMENT
                         to TECO Energy, Inc.
                      Directors' Retirement Plan



     TECO Energy, Inc. hereby amends Section 5, Retirement Benefits, of the TECO Energy, Inc. Directors' Retirement Plan dated as of January 1, 1985 to read as follows:

          5. Retirement Benefits. The monthly retirement benefit of a retired director or, in the event of such director's death, of his/her spouse shall be $1,666.67 and shall be paid in quarterly installments (based on the number of months during the quarter for which such person is eligible to receive monthly benefits) on the last day of each calendar quarter.

          Benefits shall commence on the last day of the calendar quarter in which the director becomes eligible and shall continue until the first to occur of the following:

               (a)     The  retired  director  has  received
          monthly benefits pursuant to the Plan for a number of months equal to such retired director's months of service as a director;

               (b)    Such  retired  director  has  received
          monthly benefits for one hundred twenty months pursuant to the Plan; or

               (c)    The  retired  director's  death or the
          death of his/her spouse whichever occurs later.

     EXECUTED AND EFFECTIVE as of July 1, 1995 for directors retiring on or after such date.

                                       TECO ENERGY, INC.



                  By:     /s/ T. L. Guzzle
                              T. L. Guzzle, Chief Executive Officer







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